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                                                                    EXHIBIT 10.7



                                  AMENDMENT TO
               DEPOSIT ACCOUNTS PURCHASE AND ASSUMPTION AGREEMENT


         THIS AMENDMENT TO DEPOSIT ACCOUNTS PURCHASE AND ASSUMPTION AGREEMENT (the "Amendment") is made and entered into as of the 30th day of September, 2003, by and between DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking association ("Seller"), and FIRST NATIONAL BANK OF OMAHA, a national banking association ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller and Purchaser entered into a DEPOSIT ACCOUNTS PURCHASE AND ASSUMPTION AGREEMENT dated as of the 25th day of September, 2003 (the "Agreement") in order to effectuate the purchase and assumption of certain certificates of deposit from Seller to Purchaser; and

         WHEREAS, Seller and Purchaser wish to amend certain terms of the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement shall be amended as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. The definition of "Premium Amount" shall be replaced with the following:

         "Premium Amount" shall mean $30,300,000.00.

                                   ARTICLE II

            ASSIGNMENT AND ASSUMPTION OF CERTAIN DEPOSIT LIABILITIES

         SECTION 2.02(a)(i) shall be amended to replace "after the Closing Date" with "on and after October 10, 2003."

         SECTION 2.02(a)(iii) shall be amended to replace "after the Cut-Off Time" with "on and after October 10, 2003."

         SECTION 2.02(a)(iv) shall be amended to replace "after the Cut-Off Time" with "on and after October 10, 2003."

         SECTION 2.02(a)(v) shall be replaced in its entirety with "1099 reporting for all interest paid directly by the Purchaser on and after October 10, 2003."

         SECTION 2.02(a)(vii) shall be amended to replace "within 30 days after the Closing Date" with "within 45 days after the Closing Date."

         SECTION 2.02(b)(ii) shall be amended to replace "prior to the Closing Date" with "prior to October 10, 2003."

         SECTION 2.02(b)(iv) shall be amended to replace "up to the Cut-Off Time" with "prior to October 10, 2003."


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         SECTION 2.02(b)(v) shall be amended to replace "prior to the Closing
Date" with "prior to October 10, 2003."

         SECTION 2.02(b)(vi) shall be replaced in its entirety with "1099 reporting for all interest paid directly by Seller up to October 10, 2003."

                                  ARTICLE III

                           THE CLOSING AND SETTLEMENT

         SECTION 3.01. THE CLOSING. The Closing Date shall be changed to be September 30, 2003.

                                    ARTICLE V

                                CERTAIN COVENANTS

         SECTION 5.02(b). In Section 5.02(b), the reference to "the Closing Date" shall be changed to "October 10, 2003".

         SECTION 5.02(e) shall be replaced in its entirety with the following:
"Commencing on the Closing Date, the Books and Records shall be the property of Purchaser, provided that Seller may retain possession of such copies thereof as may be required to provide Interim Services, as that term is defined in Article X, and meet legal, regulatory, tax, accounting and auditing requirements. Seller shall deliver the original Books and Records to Purchaser within five (5) Business Days of the Closing Date, current through the Cut-Off Time."

                                   ARTICLE VI

                              CONDITIONS OF CLOSING

         SECTION 6.01(j) shall be amended to replace "at least six Business Days prior to Closing" with "no later than October 2, 2003."

         A new ARTICLE X shall be added to the Agreement which provides as follows:

                                   ARTICLE X

                     INTERIM SERVICES PROVIDED BY SERVICER

         SECTION 10.01 INTERIM SERVICES. Subject to Purchaser's fulfillment of its settlement obligations set forth below:

                  (a) Seller shall, on behalf of Purchaser, but at Seller's own cost and expense, for the period on and after the Closing Date through and including October 9, 2003, ("Interim Service Period"): (i) service the CDs in substantially the same manner as currently serviced and in accordance with the terms of the CDs and all applicable laws, rules and regulations; (ii) not take any action with respect to the CDs which will increase the obligations assumed by Purchaser; (iii) comply with the terms and conditions of the CDs and all laws, rules and regulations applicable thereto; and (iv) fulfill the other obligations of continued performance imposed upon Seller under the terms of the CDs (collectively, "Interim Services").




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                  (b) Seller shall, notwithstanding anything to the contrary in
         Sections 2.01, 2.02(a)(ii), or 5.03(a) of the Agreement, make all required payments of principal and interest on the CDs that become due prior to October 10, 2003. Timing of such payments shall be set forth in Section 10.02. The provision of Interim Services shall constitute one of Seller's agreements pursuant to Section 7.01(b) of the Agreement. Seller's obligations pursuant to Section 10.01(b) shall also constitute one of Seller's agreements pursuant to Section 7.01(b) of the Agreement, but such obligations shall not be subject to Section 7.05(d), the two year time limit of Section 7.05(e), or the limitations of Section 7.05(f)(i).

         SECTION 10.02 DAILY SETTLEMENT. Seller will provide Purchaser with a report of CD maturities and Accrued Interest for all CDs. Such report will be provided each day during the Interim Service Period before 10:00 a.m. Central Time. Purchaser shall send funds, by wire transfer, to Seller in order that Seller may pay the funds to the appropriate Depositor. Seller will pay funds to the appropriate Depositor within two (2) hours after receiving the wire transfer from Purchaser.


                                    EXHIBIT A

         Exhibit A shall be replaced with the Exhibit A attached hereto.

                                  MISCELLANEOUS

All other terms and conditions of the Agreement remain in full force and effect except as expressly amended herein. In the event of conflict between the Agreement and this Amendment, this Amendment shall control.










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         IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed as of the date first above written.

                                   DIRECT MERCHANTS CREDIT CARD BANK,
                                   NATIONAL ASSOCIATION, as Seller



                                   By /s/ Matthew S. Melius
                                      -----------------------------------------
                                   Name   Matthew S. Melius
                                        ---------------------------------------
                                   Title  President and Chief Executive Officer
                                         --------------------------------------



                                   FIRST NATIONAL BANK OF OMAHA,
                                   as Purchaser



                                   By /s/ Matthew W. Lawver
                                      -----------------------------------------
                                   Name   Matthew W. Lawver
                                        ---------------------------------------
                                   Title  Senior Vice President
                                         --------------------------------------






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